` Exhibit 99.2

`

To Our Shareholders

Q3'23 revenue of $155.6 million was down 31% year-over-year, though it exceeded the midpoint of our guidance range by $5.6 million. Net income of $24.1 million for Q3'23 reflected a net income margin of 15%. Adjusted EBITDA of $54.4 million and Adjusted EBITDA margin of 35% exceeded the high point of our guidance. Notably, Adjusted EBITDA and Adjusted EBITDA margin were all-time highs despite a weakening top line.

ZipRecruiter has a resilient business model that has allowed us to weather the industry-wide hiring slowdown and maintain Adjusted EBITDA profitability while still investing for the long-term. The duration and depth of the current hiring slowdown is unknown, but we believe ZipRecruiter is well positioned to emerge even stronger on the other side of the market cycle given the product investments we are making.

Before detailing our financial results and reviewing our progress against our 3 strategic pillars this quarter, we want to address how the current state of the U.S. economy and the U.S. labor market affects our business.

The U.S. economy continues to defy expectations, with Real GDP growing at a robust 4.9% year-over-year in Q3'23. Likewise, employment levels are strong. At 3.8% in September 2023, the unemployment rate was almost 2 percentage points below the 5.7% average of the post-WWII era[1]. These headline numbers have led to numerous news headlines and macroeconomic forecasts touting the "resilient" and even "overheated" U.S. labor market[2].

But employment levels only show a part of what is a complicated picture of the U.S. labor economy. The Federal Reserve's 525 basis point interest rate increase over the past 18 months[3] has increased the cost of capital for businesses, leading to employers taking a far more cautious approach to hiring than just a few quarters ago[4]. This increased caution manifests itself in both the number of job openings and the urgency with which those openings need to be filled.

As a result, job seekers are taking longer to find work, and those currently employed are changing jobs with less frequency. The Great Resignation is over, with "quit rates" returning to pre-COVID levels[5]. According to our research, the share of new hires who increased their pay, received a signing bonus or

---

[1] Source: U.S. Bureau of Labor Statistics, Unemployment rate, as of September 2023
[2] Source: Wall Street Journal
https://www.wsj.com/economy/central-banking/feds-jerome-powell-signals-extended-pause-in-interest-rate-rises-88b90863
[3] Source: St. Louis Federal Reserve, Federal Funds Effective Rate, as of September 2023
[4] Source: NFIB Small Business Optimism Survey, as of September 2023 https://nfib.com/sboi
[5] Source: U.S. Bureau of Labor Statistics, Total nonfarm quits rate, as of September 2023

Q3 2023 Shareholder Letter 3

were recruited to their new jobs fell substantially[6], suggesting a palpable loss of worker leverage. In Q3, we also saw a 46% surge in organic job seekers vs. the prior year period, driven in part by the increasing difficulty that job seekers are experiencing in finding their next job. This rapid change in the hiring market has impacted ZipRecruiter's business along with other offline and online hiring-related businesses in the United States.

When zooming out from the unprecedented labor market dynamics caused by the COVID-19 pandemic and its aftermath, the total number of people employed in the United States over the four years from Q3 2019 to Q3 2023 has increased by over 3%[7]. Over that same period, ZipRecruiter's revenue has increased by 38%, while net profit margins expanded from -2% to 15% and Adjusted EBITDA margins grew from 2% to 35%.

Over any short-term period, the cyclical nature of the U.S. labor market will create a dynamic operating environment for us to navigate. However, we believe that investing into the long-term continued strength of the U.S. labor market is one of the safest decisions we can make. More importantly, we believe the opportunity in front of us to continue to capture more market share - through continuous product innovation and technology advancement - is bigger than it has ever been. We remain well positioned to take advantage of this opportunity with category-leading matching technology trained on our proprietary data sets, exceptional brand awareness among both job seekers and employers, and our #1 rated job search app[8].

We are honored to have you on this journey with us as fellow shareholders.

Ian Siegel
Chief Executive Officer

David Travers
President

Tim Yarbrough
Chief Financial Officer

[6] Source: ZipRecruiter Survey of New Hires, as of November 2023 https://www.ziprecruiter-research.org/new-hires-survey
[7] Source: U.S. Bureau of Labor Statistics, Total nonfarm employees, as of September 2023
[8] Based on job seeker app ratings, Jan 2022 to Jan 2023 from AppFollow for ZipRecruiter, CareerBuilder, Glassdoor, Indeed, LinkedIn, and Monster

Q3 2023 Shareholder Letter 4

Third Quarter 2023 Key Results

Revenue	**$155.6 million** *(31)% y/y*
Quarterly Paid Employers[9]	**89.7K** *(34)% y/y*
Revenue per Paid Employer[9]	**$1,736** *4% y/y*
Gross Margin	**91%**
Net Income	**$24.1 million**
Net Income Margin	**15%**
Adjusted EBITDA[9]	**$54.4 million**
Adjusted EBITDA Margin[9]	**35%**

Financial Outlook

	Q4'23
Revenue	**$125 - $131 million**
Adjusted EBITDA[9] *Adjusted EBITDA margin*	**$31 - $37 million** *25% - 28%*

[9] See "Key Operating Metrics and Non-GAAP Financial Measures" below for additional information regarding key operating metrics and non-GAAP measures used in this shareholder letter and a reconciliation of GAAP net income to Adjusted EBITDA.

Q3 2023 Shareholder Letter 5

Growth Strategies and Recent Progress

We continued to make advancements on our three growth strategies in Q3'23. We believe we are still in the early stages of using smart matching technology to transform how employers and job seekers come together.

Growth Strategy #1: Increase the number of employers and the Revenue per Paid Employer in our marketplace

In Q3'23, we continued to observe both SMB and enterprise employers moderating hiring plans and reducing recruitment budgets in response to economic uncertainty. This has resulted in online hiring demand declining throughout 2023 and into a seasonally soft Q4.

We had 90k Quarterly Paid Employers in Q3'23, a decrease of 34% year-over-year. The decrease in Quarterly Paid Employers is primarily reflective of weakness among small and medium-sized businesses who make up the vast majority of our Paid Employers. **Revenue per Paid Employer was $1,736 in Q3'23, an increase of 4% both year-over-year and quarter-over-quarter.** The increase year-over-year reflects our long-term cohort trends, with employers of all sizes paying more to get more by investing in upsells and increasing their effective bids in our marketplace. We believe that this trend will continue over the long-term.

Performance-based revenue represented 21% of revenue in Q3'23, compared with 23% in Q3'22, and 20% of revenue in Q2'23. We continue to see larger, enterprise employers approach hiring plans with caution given the macroeconomic uncertainty.

Over the long-term, we continue to believe that there is a meaningful opportunity to further grow revenue from large enterprise customers. Released in Q1'23, we are enhancing and further deploying our campaign optimization solution. The solution shows consistent improvements in hitting campaign targets, and more customers continue to migrate onto the platform. **In Q3'23, campaigns using our solution were 40% more likely to achieve their campaign targets than manually-managed campaigns.**

Invite to Apply


9:41
ZipRecruiter
ZipRecruiter: Ford Lincoln Veteran Careers Program is interested in candidates like you for their automotive technician guaranteed oem training job. Tap to learn more: https://ziprecruiter.com/k/5i4seWmeSV
Reply STOP to opt out.

Our Invite to Apply feature shifted the dynamics of the hiring process by enabling employers to take the initial step of reaching out to potential candidates. This approach fosters a more proactive and targeted recruitment strategy, empowering employers to identify and engage with

Q3 2023 Shareholder Letter 6

promising candidates directly. To further enhance the effectiveness of Invite to Apply for employers, we have started sending text messages to eligible candidates when employers believe they would be a great fit. Invite to Apply is reducing friction in the hiring process by making more immediate connections between employers and job seekers.

Growth Strategy #2: Increase the number of job seekers in our marketplace

We continue to see increased activity from job seekers, not only due to easing labor market conditions but also our investments in job seeker brand awareness and search optimization. **In Q3'23, organic visits from job seekers grew 46% year-over-year, making this our third consecutive quarter with 40%+ year-over-year growth.** Whether it is a job seeker who is using ZipRecruiter for the first time or someone who has used it in the past, our product has never been better equipped to assist them in the job search process.


Whole Foods Market
Whole Foods Market Jobs
Whole Foods Market Salaries
About The Company
About Us
Whole Foods Market, Inc., a subsidiary of Amazon, is an American multinational supermarket chain headquartered in Austin, Texas, which sells products free from hydrogenated fats and artificial colors, flavors, and preservatives A USDA Certified Organic grocer in the United States, the chain is popularly known for its organic selections. Whole Foods has 500 stores in North America and seven in the United Kingdom As of March 4, 2019.
More Whole Foods Market Company Information
Company Details
Industries: Food and Beverage Stores
Company Size: 10000+ Employees
Address: 550 Bowie Street, Austin, TX
Website: wholefoodsmarket.com
Headquarters
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Retail
Costa Mesa, CA

In Q3'23, we rolled out several features to help job seekers see more company details when searching for jobs. We introduced company pages, a single one-stop-shop where job seekers can see company-specific information such as company description, salaries, open job postings and more. We also further contextualized jobs by adding more company information to aid discovery for applicants, such as industry and company size. We believe that by making it easier for job seekers to recognize and research companies on ZipRecruiter, engagement will increase in the short and long term and we will unlock opportunities for further product improvements and deeper hiring insights.

We also continue to make product improvements so that key job information is easily viewable to job seekers. Understanding benefits packages, such as health insurance, paid time off, or retirement benefits emerged among the most important considerations when a job seeker decides which opportunities to apply to. In Q3'23, we started parsing jobs for benefits and presenting them on job listings for easy perusal. This helps save job seekers time when deciding which jobs may be a good fit.

Q3 2023 Shareholder Letter 7

Growth Strategy #3: Make our matching technology smarter over time

Machine learning and AI have been a central focus of our technology efforts for many years. Our specialized AI-powered matching algorithms get smarter over time by learning from observed behavior across billions of interactions between job seekers and employers in our marketplace. We believe our massive and proprietary dataset gives us a distinct advantage as we drive efficiencies into the hiring process and provide better experiences to both employers and job seekers.

In Q3'23, ZipRecruiter improved its resume parsing capabilities that further advanced our algorithms. Leveraging cutting-edge artificial intelligence and machine learning techniques, and our proprietary data from directly observing job seeker and employer behavior, our improvements have led to better accuracy in extracting information from millions of resumes to match job seekers and employers. Improvements to our resume parser directly enhance the quality of candidate previews in products like Invite to Apply.

Q3 2023 Shareholder Letter 8

Investing in our people



Julia Pollak
Chief Economist

At ZipRecruiter, innovation and inclusivity are two key values that enable us to achieve our mission of actively connecting people to their next great opportunity. That is why we are thrilled to announce that **Julia Pollak, our Chief Economist, recently received the 2023 Innovation and Thought Leadership award at CWI Labs' Equity Summit 2023.** Each year, the Center for Workforce Inclusion and CWI Labs convene hundreds of decision-makers, influencers, policymakers, and practitioners for a unique opportunity – to discuss equitable economic opportunities for older job seekers, especially those living in historically underserved communities. This well-deserved award demonstrates Julia's commitment to advancing equitable economic opportunities and we are proud of the contributions she continues to make at ZipRecruiter and beyond.

ZipRecruiter continues to attract and hire great talent externally and provide ample opportunities for career and personal growth for our existing employees. Over the summer, ZipRecruiter completed our first university internship and new graduate recruiting program for software engineers. We interviewed and recruited interns and new grads from schools in the U.S. and Canada. Our intern program took place in Santa Monica with interns working on ZipRecruiter projects alongside experienced developers and engineers – virtually and in person. Our program also included various learning opportunities through mentorship, executive speaker series and workshops. Over 50% of intern candidates accepted offers for full-time positions at ZipRecruiter. Our university recruiting program also brought us a cohort of new grad candidates who have decided to begin their careers at ZipRecruiter. We're excited about our university recruiting program as a way to grow our talented tech team with new team members early in their careers. We just launched our 2024 university recruiting program and expect to have similarly successful results.

ZipRecruiter has recently been Certified™ by Great Place To Work®. This award is based entirely on what current employees say about working at ZipRecruiter. This year, 96% of employees said it's a great place to work – compared to 57% of employees at a typical U.S.- based company. This recognition is based entirely on what employees report about their workplace experience and exemplifies the supportive and collaborative environment at ZipRecruiter.


We're Great Place to Work-Certified™!
Great Place To Work. Certified
ZipRecruiter
96% of employees at ZipRecruiter say it is a great place to work compared to 57% of employees at a typical U.S.-based company*
ZipRecruiter
96%
Typical Company
57%

ZipRecruiter was also recently named in **Newsweek's America's 100 Most Loved Workplaces®,** further confirming ZipRecruiter's admiration from our own employees and solidifying our reputation as an exceptional employer.

Q3 2023 Shareholder Letter

9

Q3'23 Financial Discussion



Revenue ($ in millions)
$227.0
$210.5
$183.7
$170.4
$155.6
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23

Revenue

Revenue for Q3'23 was $155.6 million, down 31% year-over-year and down 9% quarter-over-quarter. A continued soft hiring environment drove fewer Quarterly Paid Employers, resulting in both year-over-year and sequential decreases in revenue.



Quarterly Paid Employers (000s)
135.7
108.3
105.9
101.6
89.7
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23

Quarterly Paid Employers

We had 89,668 Quarterly Paid Employers in Q3'23, down 34% year-over-year and down 12% sequentially. A weaker labor market persisted through Q3, resulting in a sequential decrease as employers feel the impact of continuing macroeconomic headwinds.



Revenue per Paid Employer
$1,673
$1,944
$1,734
$1,677
$1,736
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23

Revenue per Paid Employer

Revenue per Paid Employer for Q3'23 was $1,736, up 4% year-over-year and up 4% sequentially. The increase quarter-over-quarter and year-over-year is consistent with our long-term cohort trends where employers' willingness to pay increases as our product continues to improve.



GAAP Gross Margin
90%
90%
89%
91%
91%
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23

Gross Profit and Margin

Gross profit for Q3'23 was $141.1 million, down 31% year-over-year and down 9% sequentially. The decrease year-over-year and decrease quarter-over-quarter continue to be driven by revenue declines. Gross margin remained strong at 91%.

Q3 2023 Shareholder Letter
10

Operating Expenses

Total operating expenses for Q3'23 were $108.4 million, compared to $175.7 million in Q3'22 and $132.2 million in Q2'23. The decrease in total operating expenses year-over-year and quarter-over-quarter was primarily driven by lower sales and marketing expenses as we adjusted marketing investment levels given the current macroeconomic conditions, and other personnel-related expense reductions.


GAAP S&M Expense
% of Revenue
50%
46%
48%
42%
36%
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23

Sales and Marketing (S&M) expenses were $55.6 million in Q3'23, or 36% of revenue, compared to $112.6 million, or 50% of revenue, in Q3'22, and $72.2 million, or 42% of revenue, in Q2'23. The decrease in sales and marketing expense year-over-year and quarter-over-quarter was primarily driven by continued lower investments in media marketing in the current quarter.


GAAP R&D Expense
% of Revenue
15%
16%
21%
23%
21%
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23

Research and Development (R&D) expenses were $32.1 million in Q3'23, or 21% of revenue, compared to $33.0 million, or 15% of revenue, in Q3'22, and $38.6 million, or 23% of revenue, in Q2'23. R&D spend decreased quarter-over-quarter primarily due to lower personnel-related expenses. R&D spend year-over-year remained fairly stable despite revenue decreases as we remain committed to investing in our innovative technology.


GAAP G&A Expense
% of Revenue
13%
14%
14%
13%
13%
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23

General and Administrative (G&A) expenses were $20.6 million in Q3'23, or 13% of revenue, compared to $30.1 million, or 13% of revenue, in Q3'22, and $21.4 million, or 13% of revenue, in Q2'23. The decrease in general and administrative expenses year-over-year and quarter-over-quarter was driven primarily by lower personnel-related expenses in the current quarter.

Q3 2023 Shareholder Letter
11

Net Income and Adjusted EBITDA


Adjusted EBITDA Margin
23%
24%
19%
25%
35%
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23

Net income in Q3'23 was $24.1 million, compared to net income of $20.6 million in Q3'22 and net income of $14.4 million in Q2'23. Adjusted EBITDA was $54.4 million, equating to an Adjusted EBITDA margin of 35%, in Q3'23, compared to $51.7 million, with a margin of 23%, in Q3'22, and $43.3 million, with a margin of 25%, in Q2'23. Net income and Adjusted EBITDA both grew year-over-year and quarter-over-quarter, related to a larger reduction in operating expenses, both personnel and marketing-related.

Fully Diluted Shares

As of September 30, 2023, ZipRecruiter had a fully diluted capitalization of 113 million shares of Class A common stock and Class B common stock. This fully diluted capitalization share count includes (a) the shares of Class A common stock and Class B common stock outstanding and (b) all shares of Class A common stock and Class B common stock reserved for issuance to settle outstanding stock options and restricted stock units, but does not include shares of Class A common stock and Class B common stock reserved for future issuance of award grants under ZipRecruiter's equity compensation plans.

As of September 30, 2023, the remaining amount available to repurchase under the previously authorized $550 million share repurchase program was $71.8 million.

Cash, Cash Equivalents and Marketable Securities


Cash, Cash Equivalents & Marketable Securities ($ in millions)
$669.7
$570.4
$519.1
$497.2
$497.0
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23

Cash, cash equivalents and marketable securities was $497.0 million as of September 30, 2023 compared to $669.7 million as of September 30, 2022, and $497.2 million as of June 30, 2023. In Q3'23, we purchased 1.9 million shares totaling $28.2 million. The decrease in cash, cash equivalents and marketable securities year-over-year was primarily due to repurchases of Class A common stock under our share repurchase program partially offset by cash flow from operations. Cash, cash equivalents and marketable securities remained stable quarter-over-quarter as cash used for repurchases of Class A common stock under our share repurchase program was largely offset by cash provided from operating activities.

Q3 2023 Shareholder Letter 12

Financial Outlook Quarterly Guidance Our Q4’23 revenue guidance of $128 million at the midpoint represents a 39% decline year-over-year. Our Adjusted EBITDA guidance of $34 million at the midpoint, or 27% Adjusted EBITDAmargin, for the quarter, reflects our continued fully-funded investment in new technology solutions, while simultaneously moderating our operating expenses during the slowdown. Our Q4’23 Adjusted EBITDA guidance implies an Adjusted EBITDAmargin of approximately 25%-27% for the full year 2023, an increase of 5 to 7 percentage points year-over-year and compares favorably to our view of low to mid 20% range provided in August. We have adapted during this unprecedented slowdown in the labor market by reducing total operating expenses by 44% over the past 5 quarters, while continuing to invest in the underlying technology that will continue to be critical to our long-term growth for many economic cycles to come. Q3 2023 Shareholder Letter 13

Forward-Looking Statements

This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our market opportunity and expected hiring activity; statements under the section titled "Financial Outlook"; statements regarding our expected financial performance and operational performance for the fourth quarter of 2023; statements regarding our expected future revenue growth, Adjusted EBITDA profitability, and capital allocation strategy; statements regarding our beliefs regarding the early stages of transforming how employers and job seekers come together; statements regarding increased job seeker engagement; statements regarding our recruiting program, as well as statements that include the words "expect," "intend," "plan," "believe," "project," "forecast," "estimate," "may," "should," "anticipate" and similar statements of a future or forward-looking nature. These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners' financial condition and results of operations; our ability and the ability of third parties to protect our users' personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission ("SEC"), including our Quarterly Report on Form 10-Q for the three months ended June 30, 2023 that we filed with the SEC and our Quarterly Report on Form 10-Q for the three months ended September 30, 2023 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Q3 2023 Shareholder Letter 14

Conference Call Details Wewill host a conference call to discuss our financial results onWednesday, November 8, 2023, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call. Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States, and using the conference ID 9351892. A telephonic replay of the conference call will be available until Wednesday, November 15, 2023. To listen to the replay please dial +1 (800) 770-2030 or +1 (647) 362-9199 for callers outside the United States and use the Conference ID 9351892. Q3 2023 Shareholder Letter 15

CONDENSEDCONSOLIDATEDBALANCESHEETS (UNAUDITED) (in thousands) Q3 2023 Shareholder Letter 16

CONDENSEDCONSOLIDATEDSTATEMENTSOFOPERATIONS (UNAUDITED) (in thousands, except per share amounts) Q3 2023 Shareholder Letter 17

CONDENSEDCONSOLIDATEDSTATEMENTSOFCASHFLOWS (UNAUDITED) (in thousands) Q3 2023 Shareholder Letter 18

RECONCILIATION OF GAAP NET INCOME/LOSS TO ADJUSTED EBITDA (UNAUDITED)

(in thousands, except Adjusted EBITDA margin data)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
GAAP net income	$ 24,076	$ 20,556	$ 43,467	$ 42,083
Stock-based compensation	19,095	19,324	58,305	57,478
Depreciation and amortization	2,619	2,867	8,459	7,989
Interest expense	7,351	7,361	22,038	21,157
Other (income) expense, net	(4,695)	(321)	(14,731)	(332)
Income tax expense	5,934	1,875	15,376	5,884
Adjusted EBITDA	$ 54,380	$ 51,662	$132,914	$134,259
Adjusted EBITDA margin	35 %	23 %	26 %	19 %

	Three Months Ended September 30,
	2019
GAAP net loss	$ (2,172)
Stock-based compensation	1,608
Depreciation and amortization	2,375
Interest expense	144
Other (income) expense, net	(118)
Income tax expense	139
Adjusted EBITDA	$ 1,976
Adjusted EBITDA margin	2 %

RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (UNAUDITED)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
GAAP cost of revenue	$ 14,533	$ 21,839	$ 50,831	$ 65,202
Less:				
Stock-based compensation	171	210	495	613
Depreciation and amortization	936	775	2,873	2,114
Non-GAAP cost of revenue	$ 13,426	$ 20,854	$ 47,463	$ 62,475

Q3 2023 Shareholder Letter

19

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (UNAUDITED) (in thousands) FULLY DILUTED SHARES (UNAUDITED) (in thousands) Q3 2023 Shareholder Letter 20

Key Operating Metrics and Non-GAAP Financial Measures

This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin.

We define Paid Employers as any employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively searching for candidates, but otherwise have access to previously posted jobs, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period.

We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization.

We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization.

We define Adjusted EBITDA as our net income (loss) before interest expense, other (income) expense, net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period.

Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business.

Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business.

These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized including our capitalized internal use software. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

We are not able to provide a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin for Q4'23 or the full fiscal year 2023 to net income and net income margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of internal-use software, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Q3 2023 Shareholder Letter 21